Exhibit 16.1

June 12, 2025

Mr. Eric A. Adams

InMed Pharmaceuticals Inc.

1445, 885 West Georgia St.

Vancouver, B.C.

Canada V6C 3E8

Re:	InMed Pharmaceuticals Inc.

Dear Mr. Adams:

This is to confirm that the client-auditor relationship between InMed Pharmaceuticals Inc. (Commission File Number 0001728328) and Marcum llp has ceased effective June 12, 2025.

Very truly yours,

/s/ Marcum LLP

Marcum LLP

Sent Via E-Mail njagpal@inmedpharma.com [or Federal Express – Priority]

cc:	Office of the Chief Accountant
Securities and Exchange Commission
Via E-Mail: SECPSletters@sec.gov